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                                                                Exhibit 23.24


                     CONSENT OF WALLACE SANDERS & COMPANY
                     ------------------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Apartment Investment and Management Company ("AIMCO") for the registration of shares of its Class A Common Stock and to the incorporation by reference therein of our reports dated February 14, 1997 with respect to the audits of the following entities for the period from January 2, 1996 (date of formation) to December 31, 1996, included in AIMCO's Current Report on Form 8-K/A (as amended to date), dated June 3, 1997, and filed with the Securities and Exchange
Commission:

NHP Chaparral Associates, L.P.
NHP Country Club Woods Associates, L.P.
NHP Country Club Woods, L.P.
NHP Greenbriar Associates, L.P.
NHP Greenbriar, L.P.
NHP Hessian Hills, L.P.
NHP High River, L.P.
NHP Spring Lake Manor Associates, L.P.
NHP Spring Lake Manor, L.P.
NHP Three Chopt West Associates, L.P.
NHP Town & Country/Country Place Associates, L.P.
NHP Town & Country/Country Place, L.P.
NHP Townhouse Associates, L.P.
NHP Townhouse, L.P.
NHP Twin Gates East, L.P.
NHP Will-O-Wisp Arms, L.P.


                                       /s/ Wallace Sanders & Company

                                       WALLACE SANDERS & COMPANY


Dallas, Texas
September 22, 1997